UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2020 (October 28, 2020)

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NANX	OTCQB

Explanatory Note

On October 30, 2020, Nanophase Technologies Corporation (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") reporting, among other things, that on October 28, 2020, Ms. Laura M. Beres was appointed as a member of the Board of Directors (the “Board”) of the Company. The sole purpose of this Amendment No. 1 to the Original Form 8-K is to disclose Ms. Beres’ assignments to the committees of the Board, that there is no arrangement or understanding pursuant to which she was appointed to serve on the Board, that the Company is not aware of any transactions involving Ms. Beres that are reportable under Item 404(a) of Regulation S-K and that Ms. Beres will receive the same compensation as other directors of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ms. Beres has been appointed to the following committees of the Board: Audit and Finance Committee, Compensation Committee, and Nominating and Corporate Governance Committee. There is no arrangement or understanding between Ms. Beres and any other person pursuant to which she was appointed to serve on the Board. The Company is not aware of any transactions involving Ms. Beres that are reportable under Item 404(a) of Regulation S-K. Ms. Beres will receive the same compensation as other directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2020

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ JESS JANKOWSKI
Name: Jess Jankowski
Title: Chief Executive Officer